Exhibit 99.5

DETACH HERE	ZASJ52

PROXY

ASK JEEVES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 19, 2005

        The undersigned hereby appoints Steven J. Sordello and Brett M. Robertson and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Ask Jeeves, Inc., which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Ask Jeeves, Inc. to be held at the Oakland Marriott City Center, 1001 Broadway, Oakland, California on, 2005 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

ASK JEEVES, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

		DETACH HERE	ZASJ51
☒	Please mark votes as in this example		#ASJ

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Merger and reorganization, dated as of March 21, 2005, by and among IAC, Merger Sub, a wholly-owned subsidiary of IAC, and Ask Jeeves, pursuant to which Merger Sub will be merged with and into Ask Jeeves, with Ask Jeeves surviving the merger and becoming a wholly-owned subsidiary of IAC.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Approval of the adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the first proposal.	☐	☐	☐
		Mark box at right if you plan to attend the Special Meeting.		☐
		Mark box at right if an address change and note at left.		☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature:	Date:	Signature:	Date: